Exhibit 99.1

September 25, 2023

Filed via SEDAR

To All Applicable Exchanges and Securities Administrators

Subject:	InMed Pharmaceutical Inc. (the "Issuer")
Notice of Meeting and Record Date

Dear Sir/Madam:

We are pleased to confirm the following information with respect to the Issuer's upcoming meeting of securityholders:

Meeting Type:	Annual General Meeting
Meeting Date:	December 19, 2023
Record Date for Notice of Meeting:	October 20, 2023
Record Date for Voting (if applicable):	October 20, 2023
Beneficial Ownership Determination Date:	October 20, 2023
Class of Securities Entitled to Vote:	Common Shares
ISIN:	CA4576376012
Issuer sending proxy materials directly to NOBOs:	No
Issuer paying for delivery to OBOs:	No
Notice and Access for Beneficial Holders:	Yes
Notice and Access for Registered Holders:	Yes

In accordance with applicable securities regulations we are filing this information with you in our capacity as agent of the Issuer.

Yours truly,

Odyssey Trust Company

as agent for InMed Pharmaceutical Inc.